UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 28, 2024

Vemanti Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	46-5317552
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:=

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry Into a Material Definitive Agreement

FirstFire Note Amendment

As previously reported, on May 10, 2023 Vemanti Group Inc., (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company, (“FirstFire”) pursuant to which we issued a twelve (12) month, 9% interest per annum, secured promissory note in the principal amount of $162,750, issued with an original issue discount of $12,750 such that the purchase price was $150,000 (the “Note”).

On May 21, 2024, we entered into Amendment No. 1 and Amendment No. 2 to the Note (collectively the “Note Amendments”) whereby the maturity date was extended to August 9, 2024 and the conversion price was adjusted to the current market price (the closing price of the common stock the day immediately prior to the date of conversion) of the Company’s common stock minus $0.10, but under no circumstances less than $0.10 or more than $0.30.

The preceding summary of the Note Amendments do not purport to be complete and are qualified in their entirety by reference to the Note Amendments, copies of which are filed as Exhibits 10.19 and 10.20 hereto and is incorporated herein by reference.

Marketing Services Agreement

On May 28, 2024 we entered into a Marketing Services Agreement (the “Agreement”) with Outside The Box Capital Inc., a Canadian company (“Box Capital”), pursuant to which Box Capital will provide certain marketing and distribution services to the Company for a three month term in consideration for the payment of a consulting fee of $150,000 worth of restricted shares of the Company's common stock.

The parties may terminate the Agreement by mutual consent. Additionally, either party may terminate the Agreement if the other party files for bankruptcy, becomes insolvent, or is in material breach of the Agreement. The Company must provide notice of termination no later than 10 days before the end of the initial term in order to terminate the Agreement, or the Agreement will automatically renew for an additional 90 days.

The preceding summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.21 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above with respect to the Note is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 above is incorporated herein by reference.

The issuance of the common stock, when issued pursuant to the Agreement, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section. At the time of their issuance, the shares of common stock will be deemed to be restricted securities for purposes of the Act and will bear restrictive legends to that effect.

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Item 9.01 Financial Statements and Exhibits.

Financial Statements and Exhibits

(d)

Exhibit No.	Description
10.19	Form on Note Amendment No. 1 by and between the Company and FirstFire Global Opportunities Fund, LLC

10.20	Form on Note Amendment No. 2 by and between the Company and FirstFire Global Opportunities Fund, LLC

10.21	Marketing Services Agreement by and between the Company and Outside The Box Capital Inc. dated May 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vemanti Group, Inc.

Date: May 28, 2024	By:	/s/ Tan Tran
Tan Tran Chief Strategy Officer

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